Exhibit 99.1a
                                                 CitiMortgage, Inc
                                                 P.O. Box 790013
                                                 M.S. 313
                                                 St. Louis, MO 63179-0013


March 03, 2006

Investor Code:  9009
Certificate Number:  N/A


Master Servicing Division - MC: N3B-355
4000 Regent Blvd, 3rd Floor
Irving, TX 75063



OFFICER'S CERTIFICATE


RE:  Annual Statement as to Compliance:
        CitiMortgage, Inc

Dear Investor:

The activities CitiMortgage, Inc., has performed during the preceding calendar year, under the Governing servicing agreement for the Investor Code above, have been conducted under my supervision. Based upon a review of those activities and to the best of my knowledge, CitiMortgage, Inc. has fulfilled all of its obligations under this servicing agreement.

CitiMortgage, Inc.


BY: ___/s/___________
Patsy M. Barker,
Vice President
CitiMortgage, Inc.


BY:  ____/s/_________
Timothy Klingert,
Vice President
CitiMortgage, Inc.



A member of citigroup